                                                              EXHIBIT 10.8.1

                              EXECUTIVE MANAGEMENT
                               SEVERANCE AGREEMENT



         THIS AGREEMENT is entered into by and between Condor Technology Solutions, Inc., a Delaware corporation (the "COMPANY"), and John F. McCabe (the "EXECUTIVE") on August 11, 1999.

         The Board of Directors of the Company (the "BOARD"), through the Compensation Committee thereof (the "Compensation Committee"), has determined that it is in the best interest of the Company to secure the continued employment and objectivity of the Executive in the event of a possibility or occurrence of a Change of Control (as defined in Section 1.3 of this Agreement). The Compensation Committee has approved an arrangement for severance benefits as set forth in this Agreement to provide incentive for the Execut ive's continued employment and objectivity notwithstanding the possibility or occurrence of any Change of Control. The Company, therefore, desires to provide the Executive, and the Executive, in turn, desires to accept, the arrangement for severance benefits as set forth herein.

         Thus, in consideration of the mutual covenants contained in this Agreement, the legal sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and the Executive agree as follows:

1.       BENEFITS & BENEFIT TRIGGERS.

         1.1 EVENTS TRIGGERING SEVERANCE BENEFITS. The Executive shall be entitled to the severance benefits provided in Section 1.2 if his employment with the Company is terminated by the Company without Good Cause (as defined in this Section 1.4) or by the Executive for Good Reason (as defined in this Section 1.5) or, solely for purposes of the severance benefit under Section 1.2(C), by the Executive for any other reason or for no reason at all, at any time after a Change of Control and before the third anniversary thereof; provided that a termination of the Executive's employment by the Company without Good Cause within 12 months before a Change of Control shall, for all purposes of this Agreement, be deemed to occur immediately after such Change of Control if the Executive demonstrates that such termination was effected (i) at the request of, or pursuant to an agreement with, a third party who had taken steps reasonably calculated to effect the Change of Control, or (ii) in connection with or in anticipation of the Change of Control.

         1.2 SEVERANCE BENEFITS. If the Executive's employment with the Company is terminated as provided in Section 1.1, the Executive shall be entitled to the following, provided that he
                  (i) honors the restrictive covenants as provided in Section 4, and (ii) executes a release of all claims arising from his employment by the Company, in such form as may then be used by the Company respecting termination of employees:

                  (A) A severance benefit equal to the Executive's base salary, at the highest rate in effect from the date of this Agreement through the date of termination, for the number of months after his termination of employment as determined in accordance with the schedule set forth in the Exhibit " A," attached hereto (the "Severance Period"), subject to reduction (if any) as provided in Section 2, payable in a cash lump sum no later than 15 days after the date of termination;

                  (B) Continuation through the Severance Period of benefits under the Company's employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) in which the Executive participated immediately before his termination of employment; provided that
                           (I) if the Executive cannot continue to participate in such plans of the Company, the Company shall otherwise provide such benefits outside of the plans on the same after-tax basis as if participation had continued, and (II) the continuation the benefits under this Section 1.2(B) shall not constitute, in whole or in part, a continuation of health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and such COBRA coverage under the Company's group health plans shall commence after the Severance Period to the extent elected by the Executive and his qualified beneficiaries in accordance with COBRA; and

                  (C) Full vesting and exercisability of all stock options and full vesting of all restricted stock awards granted to the Executive under each stock incentive plan of the Company (including the Condor Technology Solutions, Inc. 1997 Long-Term Incentive Plan) and any other stock options or restricted stock awards granted to the Executive to replace such options or restricted stock; and the options so vested shall remain exercisable for the greater of the duration of the Severance Period or the remaining period for exercising the options under the applicable stock option agreements and stock incentive plan.


         1.3 DEFINITION OF "CHANGE OF CONTROL." A "CHANGE OF CONTROL" shall be deemed to have occurred if:

                  (i) There shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock are converted into cash, securities or other property other than a consolidation or merger of the Company in which the holders of the Company's voting stock immediately before to the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock of the surviving corporation, or any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

                  (ii) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall after the date hereof become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person); or

                  (iii) Individuals who at the date hereof constitute the entire Board and any new directors whose election by the Board, or whose nomination for election by the Company's stockholders, shall have been approved by a vote of at least a majority of the directors then in office who either were directors at the date hereof or whose election or nomination for election shall have been so approved, shall cease for any reason to constitute a majority of the members of the Board.

         1.4      DEFINITION OF "GOOD CAUSE."  "GOOD CAUSE" means:

                  (i) Any willful act or omission by the Executive constituting dishonesty, fraud if (A) such act or omission results in demonstrable material harm to the Company, (B) the Company has provided the Executive 30 days' written notice thereof specifying such act or omission, (C) such notice was made pursuant to a majority vote of the Board, and (D) the Executive has been provided an opportunity after such notice to be heard at a meeting of the Board, provided that no act or omission shall be considered to be Good Cause if the Executive reasonably believed in good faith that such act or omission was in, or not opposed to, the best interests the Company;

                  (ii) The Executive's conviction, plea of guilty or nolo contendere, or being charged of a felony or other crime involving theft or moral turpitude, other than a felony predicated on the Executive's vicarious liability (for purposes of this Agreement, "vicarious liability" means the Executive's liability based on acts of the Company for which the Executive is charged solely as a result of his offices with the Company and in which he was not directly involved or did not have prior knowledge of such acts); or

                  (iii) A written directive or order from a regulatory agency requiring the Company to dismiss the Executive.

         1.5      DEFINITION OF "GOOD REASON." "GOOD REASON" means:

                  (i) A material breach by the Company of any provisions of this Agreement or the employment agreement, if any, between the Company and the Executive, if such breach is not cured within 15 days of written notice thereof by the Executive to the Company;

                  (ii) A change in the titles, position, functions, responsibilities, or compensation, including incentive based compensation and benefits, of the Executive other than a promotion or an increase in compensation;

                  (iii) An assignment of duties to the Executive which are inconsistent with, or inferior to, responsibilities or offices of the Executive, or elimination of a significant portion of the material duties of the Executive;

                  (iv) A reduction in compensation or benefits, including incentive compensation, from that paid or awarded to the Executive with respect to the last four completed calendar quarters;

                  (v) The relocation of the Company's principal offices or the Company's relocation of the Executive's principal work location to a location which is in excess of 20 miles from that location without the prior written consent of the Executive;

                  (vi) A request that the Executive routinely report to work at a new location more than 20 miles from his primary residence; or

                  (vii) A notice of termination of employment of the Executive without Good Cause.

2.       ADJUSTMENT RELATING TO TAX ON EXCESS PARACHUTE PAYMENTS.

         2.1 Adjustment. Notwithstanding anything in this Agreement to the contrary, in the event the Law or Accounting Firm (as defined in Section 2.2) determines that any portion of the severance benefits payable under this Agreement (such portion of severance benefits, the "Agreement Payment"), and the portions, if any, of other payments or distributions in the nature of compensation by the Company to or for the benefit of the Executive (including, but not limited to, the value of the acceleration in vesting of restricted stock or any other stock-based compensation) whether or not paid or payable or distributed or distributable pursuant to the terms of this Agreement (the Agreement Payment, together with such portions of other payments and distributions, the "Payments"), would cause any portion of the Payments to be subject to the excise tax imposed by section 4999, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code") (the portion subject to excise tax, the "Parachute Payment"), the Agreement Payment shall be reduced (by first reducing the benefits under Section 1.2(A) and, after such benefits have been reduced to zero, reducing the benefits under the Section 1.2(C)) to an amount not less than zero which shall not cause any portion of the Payments to constitute a Parachute Payment, provided that no such reduction shall be made if the present value (determined in accordance-with section 280G, or any successor provision, of the Code) of the Payments, after the reduction and after the application of Federal income tax at the highest marginal rate which applied to the Executive's taxable income for the immediately preceding taxable year, would not be greater than the present value (determined in accordance with section 280G, or any successor provision, of the Code) of the Payments before the reduction but after the application of (i) excise tax under section 4999 of the Code and (ii) Federal income tax at the highest marginal rate which applied to the Executive's taxable income for the immediately preceding taxable year.

         2.2 DETERMINATION. All determinations required to be made under this Section 2, including the assumptions to be utilized in arriving at such determination, shall be made by a reputable law or accounting firm (the "Law or Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive (i) within fifteen (15) business days of the date the Executive's employment with the Company is terminated as provided in Section 1.1, or (ii) at such earlier time as may be requested by the Company or the Executive. The Law or Accounting Firm may employ and rely upon the opinions of actuarial or accounting professionals to the extent it deems necessary or advisable. In the event that the Law or Accounting Firm determines, for any reason, that it is unable to perform such services, or declines to do so, the Company shall select another reputable law or accounting firm to make the determinations required under this Section (which law or accounting firm shall then be referred to in this Agreement as the "Law or Accounting Firm"). All fees and expenses of the Law or Accounting Firm shall be borne solely by the Company. Any determination by the Law or Accounting Firm shall be binding upon the Company and the Executive.

3. TERM. This Agreement shall be effective for a term (the "Term") which shall include: (i) an initial period of three years beginning on the date hereof (as set forth in the first paragraph of this Agreement), and (ii) immediately after such initial period, successive 12-month renewal periods, unless the Company shall give written notice of termination of this Agreement to the Executive at least 180 days prior to the last day of the initial or then current renewal period; provided that, if before the last day of such Term, (x) a Change of Control has occurred or (y) a termination of the Executive's employment with the Company has occurred within one year before a Change of Control, and pursuant to Section 1.1 is deemed to have occurred immediately after such Change of Control, then the Term shall be extended for three years after such Change of Control.

4.       RESTRICTIVE COVENANTS.

         4.1 CONFIDENTIALITY. The Executive agrees that he will not at any time during the Term hereof or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company or any subsidiary thereof, including, without limiting the generality of the foregoing, the techniques, methods or systems of operation or management, or any information regarding financial matters, plans or other material data. The provisions of this Section 4.1 shall not apply to (i) information that is public knowledge other than as a result of disclosure by the Executive in breach of this Section
                  4.1; (ii) information disseminated by the Company or any subsidiaries thereof to third parties in the ordinary course of business; (iii) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to the Company or any subsidiaries thereof; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

         4.2 INVENTIONS. The Executive is employed by the Company in a capacity such that the Executive's responsibilities include the making of technical and managerial contributions of value to the Company. The Executive hereby assigns to the Company all right, title and interest in such contributions and inventions made or conceived by the Executive alone or jointly with others during his employment with the Company that relate to the business of the Company or any of its subsidiaries. This assignment shall include (i) the right to file and prosecute patent applications on such inventions in any and all countries, (ii) the patent applications filed and patents issuing thereon, and (iii) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to the Company and assist the Company in obtaining and protecting the rights therein (including patents thereon) in any and all countries; provided, however, that said contributions and inventions will be the property of the Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. The Executive hereby agrees to execute any documentation requested by the Company to be so executed if such request is made in order to carry out the purpose and terms of this paragraph. Inventions conceived by the Executive that are not related to the business of the Company or any of its subsidiaries will remain the property of the Executive.

         4.3 NON-COMPETITION. The Executive agrees that he shall not, from the date hereof until the later of (i) the last day of the Severance Period, or (ii) the date the restrictive covenant regarding non-competition under the employment agreement between the Executive and the Company expires (the "RESTRICTED TERM"), directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder (other than as provided below) of any company or business, engage in any Competitive Business within the United States. For purposes of the foregoing, the term "COMPETITIVE BUSINESS" shall mean any business involved in providing information technology solutions, including, but not limited to, desktop services, software development, systems design and integration, large scale survey research, recruiting and comprehensive marketing and sales, which is in direct competition with (x) the Company, or (y) a Restricted Entity (defined below) in any community in which such Restricted Entity is doing business. For the purposes hereof, "RESTRICTED ENTITY" shall mean any of the Company's subsidiaries, to the extent that the Executive has had significant contacts or involvement with, or obtained knowledge of or had access to proprietary or confidential information or trade secrets of, such entity. Notwithstanding the foregoing, the Executive shall not be prohibited during the Restricted Term from (A) acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company, or (B) being employed and providing services as general counsel of, or in a similar position with, any company or business.

         4.4 NON-SOLICITATION OF EMPLOYEES. The Executive agrees that he shall not during Restricted Term, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, employ, retain, or enter into any employment, agency, consulting or other similar arrangement with, any person who, within the 90-day period prior to the termination of the Executive's employment by the Company, was an employee of the Company or of any of its subsidiaries (other than a person whose employment with the Company or a subsidiary thereof was involuntarily terminated), or, induce or attempt to induce such person to terminate his employment with the Company or such subsidiary.

         4.5 NON-SOLICITATION OF CLIENTS OR CUSTOMERS. The Executive agrees that he shall not during the Restricted Term, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, directly or indirectly, for his own account, or for the account of others, solicit orders for services of a kind or nature like or similar to services performed by the Company or any of its subsidiaries as of the date of the termination of the Executive's employment by the Company, from any party that was a customer or client of the Company or such subsidiary, or which the Company or any of its subsidiaries was soliciting to be a customer or client, during the 12-month period preceding the termination of the Executive's employment.

         4.6 BREACH OF RESTRICTIVE COVENANTS. The parties agree that a breach or violation of Section 4 hereof may result in immediate and irreparable injury and harm to the innocent party, which party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligation hereunder.

5. WITHHOLDING TAXES. The Company shall have the right, to the extent permitted or required by law, to withhold from any payment of any kind due to the Executive under this Agreement to satisfy the tax withholding obligations of the Company under applicable law.

6. NO ALTERATION OF AT-WILL EMPLOYMENT. The parties acknowledge and agree that, except as may otherwise be expressly provided under any other executed agreement between the Executive and the Company, nothing contained in this Agreement (including, but not limited to, using the term "Good Cause" to determine benefits under this Agreement) is intended to change the "at will" employment of the Executive by the Company.

7. NON-DUPLICATION OF SEVERANCE BENEFITS. Notwithstanding any other prior agreement to the contrary, the payments under this Agreement shall be in lieu of any severance or similar payments that otherwise might be payable under any plan, program, policy or agreement maintained by the Company or any of its affiliates; provided, however, that the Executive may elect, by written notice to the Company no later than three days after the date of his termination of employment, to waive and forfeit all severance benefits under Section 1.2 and, subject to the next sentence of this Section 7, to receive in lieu thereof the benefits (if any) to which he is entitled under his employment agreement with the Company (the "EMPLOYMENT AGREEMENT") pursuant to a termination of his employment thereunder by the Company without "cause" or by the Executive for "good reason" (as such terms are defined in the Employment Agreement). If the Executive elects to receive the benefits under his Employment Agreement as provided in the preceding sentence, such benefits shall be subject to the reduction (if any) as provided in
         Section 2 of this Agreement as if the benefits were provided under
         Section 1.2 of this Agreement.

8. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the parties' respective successors and assigns.

9. NOTICES. Any notice provided for in this Agreement must be in writing and must be personally delivered, received by certified mail (return receipt requested), or sent by guaranteed overnight delivery service, if to the Executive, to his address as shown in the business records of the Company and, if to the Company, to:

                  Condor Technology Solutions, Inc.
                  Annapolis Office Plaza
                  170 Jennifer Road -Suite 325
                  Annapolis, Maryland 21401
                  Attention: General Counsel

10. COMPLETE AGREEMENT. Except as otherwise provided herein, this Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of Maryland) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

14. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Executive.

15. ARBITRATION. EXCEPT AS PROVIDED IN SECTION 4.6 HEREOF, ANY DISPUTE OR CONTROVERSY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY ARBITRATION IN BALTIMORE, MARYLAND, IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR'S AWARD IN ANY COURT HAVING JURISDICTION. ALL COSTS AND EXPENSES OF ARBITRATION UNDER THIS SECTION 15 AS INCURRED BY THE PARTIES, INCLUDING, WITHOUT LIMITATION, ATTORNEY'S FEES, SHALL BE PAID ONE-HALF BY THE EXECUTIVE AND ONE-HALF BY THE COMPANY.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ATTEST:                                     CONDOR TECHNOLOGY SOLUTIONS, INC.


/s/ Barbara C. Giliberti                    By:  /s/ Kennard F. Hill
-----------------------------------         ----------------------------------


WITNESS:                                    EXECUTIVE:

/s/ BarbaraC. Giliberti                     /s/ John F. McCabe
-----------------------------------         ----------------------------------
                                            John F. McCabe

                                    EXHIBIT A


LENGTH OF EMPLOYMENT                                          NUMBER OF MONTHS
FOLLOWING CHANGE OF CONTROL                                   OF BASE SALARY PAYABLE
---------------------------                                   ----------------------
Less than 7 months                                                     36
At least 7 months but less than 8 months                               29
At least 8 months but less than 9 months                               28
At least 9 months but less than 10 months                              27
At least 10 months but less than 11 months                             26
At least 11 months but less than 12 months                             25
At least 12 months but less than 13 months                             24
At least 13 months but less than 14 months                             23
At least 14 months but less than 15 months                             22
At least 15 months but less than 16 months                             21
At least 16 months but less than 17 months                             20
At least 17 months but less than 18 months                             19
At least 18 months but less than 19 months                             18
At least 19 months but less than 20 months                             17
At least 20 months but less than 21 months                             16
At least 21 months but less than 22 months                             15
At least 22 months but less than 23 months                             14
At least 23 months but less than 24 months                             13
At least 24 months but less than 25 months                             12
At least 25 months but less than 26 months                             11
At least 26 months but less than 27 months                             10
At least 27 months but less than 28 months                              9
At least 28 months but less than 29 months                              8
At least 29 months but less than 30 months                              7
At least 30 months but less than 31 months                              6
At least 31 months but less than 32 months                              5
At least 32 months but less than 33 months                              4
At least 33 months but less than 34 months                              3
3At least 34 months but less than 35 months                             2
At least 35 months but less than 36 months                              1
